EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement of Texas United Bancshares, Inc., on Form S-8 (File Nos. 333-100162, 333-100163 and 333-124055) of our report dated February 25, 2005, except for Note B as to which the date is October 7, 2005, on our audit of the financial statements and financial schedules of Texas United Bancshares, Inc., as of December 31, 2004, and for the year then ended, which report is included in this Amendment No. 1 on Form 10-K/A.

/s/ BKD, LLP

Houston, Texas

October 7, 2005